EXHIBIT 99.1

Woodward Reports Second Quarter Fiscal Year 2025 Results

~Results in Line with Expectations, on Track to Deliver Full-Year Guidance~

FORT COLLINS, Colo., April 28, 2025 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ: WWD) today reported financial results for its second quarter of fiscal year 2025.

All amounts are presented on an as reported (U.S. GAAP) basis unless otherwise indicated. All per share amounts are presented on a fully diluted basis. All references to years are references to the Company’s fiscal year unless otherwise stated. All comparisons are made to the same period of the prior year unless otherwise stated.

Second Quarter Overview

	Second Quarter 2025	Year to Date – Fiscal Year 2025
Net sales	$884M, 6%	$1,656M, 2%
Net earnings	$109M, 12%	$196M, 5%
Adjusted net earnings[1]	$103M, 3%	$186M, -3%
Earnings per share (EPS)	$1.78, 14%	$3.20, 6%
Adjusted EPS[1]	$1.69, 4%	$3.04, -1%
Cash from operations	$78M, -20%	$112M, -22%
Free cash flow[1]	$59M, -28%	$60M, -31%

"Our strong second quarter results were in line with our expectations, reflecting the dedication of our members in a volatile environment,” said Chip Blankenship, Chairman and Chief Executive Officer. “Aerospace segment growth was driven by continued strong demand for smart defense, and robust commercial aftermarket activity fueled by high utilization of legacy aircraft. This was partially offset by lower commercial OEM and defense aftermarket activity. Our Industrial business delivered double-digit sales growth in power generation, oil and gas, and marine transportation combined. This was offset by an anticipated decline in China on-highway natural gas truck sales.”

“Based on what we know today, we are confident in Woodward’s ability to manage the announced tariff levels and current operating environment in the second half of the fiscal year. We are raising the low end of our sales and earnings guidance and reaffirming the other elements of our full-year outlook. Our long-term value proposition remains intact, and we are committed to achieving sustainable growth and enhancing shareholder value.”

Second Quarter Fiscal Year 2025 Company Results

Total Company Results

	Three Months Ended March 31				Six Months Ended March 31
Dollars in millions, except per share amounts	2025	2024	Year over Year		2025	2024	Year over Year
Income Statement
Total Sales	$884	$835	6%		$1,656	$1,622	2%
Net Earnings	109	98	12%		196	188	5%
Adjusted Net Earnings	103	101	3%		186	191	-3%
EPS	$1.78	$1.56	14%		$3.20	$3.02	6%
Adjusted EPS	$1.69	$1.62	4%		$3.04	$3.07	-1%
EBIT[1]	144	131	10%		257	251	2%
Adjusted EBIT[1]	136	135	1%		243	254	-4%
Effective Tax Rate	18.1%	19.1%	-100	bps	16.5%	18.6%	-210	bps
Adjusted Effective Tax Rate[1]	17.7%	19.3%	-160	bps	16.1%	18.6%	-250	bps

Cash Flow and Financial Position
Cash from Operating Activities	$78	$97	-20%		$112	$144	-22%
Capital Expenditures	18	14	27%		52	56	-8%
Free Cash Flow	59	83	-28%		60	88	-31%

Dividends Paid	17	15	10%		31	28	11%
Share Repurchases	44	-	100%		79	-	100%
Total Debt					912	791	15%
EBITDA[1] Leverage					1.5x	1.2x

Segment Results

Aerospace
	Three Months Ended March 31				Six Months Ended March 31
Dollars in millions	2025	2024	Year over Year		2025	2024	Year over Year
Commercial OEM	$167	$184	-9%		$322	$355	-9%
Commercial Aftermarket	202	164	23%		366	301	21%
Defense OEM	138	91	52%		251	184	36%
Defense Aftermarket	54	59	-8%		118	118	0%

Revenue	562	498	13%		1,056	958	10%
Segment Earnings	125	98	27%		219	177	24%
Segment Margin %	22.2%	19.8%	240	bps	20.8%	18.5%	230	bps

The increase in Aerospace segment earnings in the second quarter was primarily a result of price realization and volume, partially offset by inflation and unfavorable mix.

The increase in Aerospace segment earnings for the six months ended March 31, 2025, was primarily a result of price realization, partially offset by inflation and unfavorable mix.

Industrial
	Three Months Ended March 31				Six Months Ended March 31
Dollars in millions	2025	2024	Year over Year		2025	2024	Year over Year
Transportation	$142	$174	-18%		$258	$348	-26%
Power generation	111	107	4%		216	205	6%
Oil and gas	69	57	21%		126	111	14%

Revenue	322	338	-5%		601	664	-10%
Segment Earnings	46	65	-30%		86	132	-35%
Segment Margin %	14.3%	19.3%	-500	bps	14.3%	19.9%	-560	bps

The decrease in Industrial segment earnings in the second quarter was primarily a result of lower China on-highway volume and unfavorable mix, partially offset by price realization.

The decrease in Industrial segment earnings in the six months ended March 31, 2025, was primarily a result of lower China on-highway volume and unfavorable mix, partially offset by price realization.

Nonsegment
	Three Months Ended March 31			Six Months Ended March 31
Dollars in millions	2025	2024	Year over Year	2025	2024	Year over Year
Nonsegment Expense	$(27)	$(33)	-19%	$(49)	$(59)	-17%
Adjusted Nonsegment Expenses[1]	(34)	(29)	20%	(62)	(55)	12%

Fiscal Year 2025 Guidance

Woodward is raising the low end of its sales and Adjusted EPS guidance while reaffirming the other elements of its full-year outlook. This updated guidance reflects strong year-to-date performance and the expected impact of announced tariffs. The Company’s revised guidance does not incorporate potential effects from further escalation of announced tariff levels, significant changes in customer demand, or recession in the U.S. or globally. For the fiscal year 2025, Woodward now expects the following:

Woodward, Inc. and Subsidiaries
Revised Guidance
(In millions, except per share amount and percentages)
	Prior	Revised
	FY25 Guidance issued on	FY25 Guidance issued on
	February 3, 2025	April 28, 2025
Total Company
Sales	$3,300 - $3,500	$3,375 - $3,500
Adjusted Effective Tax Rate	~19%	No Change
Free Cash Flow	$350 - $400	No change
Capital Expenditures	~$115	No change
Shares	~61.5	No change
Adjusted EPS	$5.85 - $6.25	$5.95 - $6.25

Segment Data
Aerospace
Sales Growth	Up 6% to 13%	Up 8% to 13%
Segment Earnings (% of Sales)	20% - 21%	No change
Industrial
Sales Growth	Down 7% to 11%	Down 7% to 9%
Segment Earnings (% of Sales)	13% - 14%	No change

Conference Call

Woodward will hold an investor conference call at 5:00 p.m. ET, April 28, 2025, to provide an overview of the financial performance for its second quarter of fiscal year 2025 ending March 31, 2025, business highlights, and guidance for fiscal 2025. You are invited to listen to the live webcast of our conference call, or a recording, and view or download accompanying presentation slides at our website, www.woodward.com2.

You may also listen to the call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international). Participants should call prior to the start time to allow for registration; the Conference ID is 4675940. The call and presentation will be available on the website by selecting “Investors/Events & Presentations” from the menu and will remain accessible on the Company’s website for one year.

About Woodward, Inc.

Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Our purpose is to design and deliver energy control solutions our partners count on to power a clean future. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Cautionary Statement

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, the Company’s ability to manage tariffs and the current operating environment; our long-term value proposition and ability to achieve sustainable growth and enhance shareholder value; and statements regarding our business, expectations and guidance for fiscal year 2025, including our guidance for sales, segment sales as compared to the prior fiscal year, adjusted earnings per share, segment earnings margin, adjusted effective tax rate, free cash flow, capital expenditures, and diluted weighted average shares outstanding, as well as our assumptions and expectations regarding our guidance and the factors that may impact guidance, and anticipated trends in our business and markets. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to: (1) global economic uncertainty and instability, including a potential global recession and the impact on customer demand; (2) changes in or uncertainty with respect to global trade and economic policy, including tariff levels and other retaliatory measures; (3) risks related to constraints and disruptions in the global supply chain and labor markets; (4) Woodward’s long sales cycle; (5) risks related to Woodward’s concentration of revenue among a relatively small number of customers; (6) Woodward’s ability to implement and realize the intended effects of any restructuring efforts; (67) Woodward’s ability to successfully manage competitive factors including expenses and fluctuations in sales; (8) changes and consolidations in the aerospace market; (9) Woodward’s financial obligations including debt obligations and tax expenses and exposures; (10) risks related to Woodward’s U.S. government contracting activities including potential changes in government spending patterns; (11) Woodward’s ability to protect its intellectual property rights and avoid infringing the intellectual property rights of others; (12) changes in the estimates of fair value of reporting units or of long-lived assets; (13) environmental risks; (14) Woodward’s continued access to a stable workforce and favorable labor relations with its employees; (15) Woodward’s ability to manage various regulatory and legal matters; (16) risks from operating internationally; (17) cybersecurity and other technological risks; and other risk factors and risks described in Woodward's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, any subsequently filed Quarterly Report on Form 10-Q, as well as its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which we expect to file shortly, and other risks described in Woodward’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and Woodward assumes no obligation to update such statements, except as required by applicable law.

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net sales	$883,629	$835,343	$1,656,354	$1,622,073
Costs and expenses:
Cost of goods sold	643,530	600,954	1,226,621	1,183,335
Selling, general, and administrative expenses	83,842	81,447	153,538	155,958
Research and development costs	37,230	36,465	67,437	67,259
Interest expense	11,889	11,530	24,230	22,966
Interest income	(1,021)	(1,293)	(2,398)	(2,766)
Other (income) expense, net	(24,804)	(14,384)	(47,891)	(35,023)
Total costs and expenses	750,666	714,719	1,421,537	1,391,729
Earnings before income taxes	132,963	120,624	234,817	230,344
Income taxes	24,014	23,068	38,777	42,744
Net earnings	$108,949	$97,556	$196,040	$187,600

Earnings per share amounts:
Basic earnings per share	$1.83	$1.61	$3.30	$3.12
Diluted earnings per share	$1.78	$1.56	$3.20	$3.02
Weighted average common shares outstanding:
Basic	59,432	60,427	59,323	60,223
Diluted	61,344	62,365	61,258	62,106

Cash dividends paid per share	$0.28	$0.25	$0.53	$0.47

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	March 31,	September 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$364,141	$282,270
Accounts receivable	831,500	770,066
Inventories	634,508	609,092
Income taxes receivable	21,280	22,016
Other current assets	60,508	60,167
Total current assets	1,911,937	1,743,611
Property, plant, and equipment, net	929,357	940,715
Goodwill	791,989	806,643
Intangible assets, net	412,186	440,419
Deferred income tax assets	85,631	84,392
Other assets	362,369	353,135
Total assets	$4,493,469	$4,368,915

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$261,100	$217,000
Current portion of long-term debt	160,989	85,719
Accounts payable	269,318	287,457
Income taxes payable	46,025	40,692
Accrued liabilities	242,285	292,642
Total current liabilities	979,717	923,510
Long-term debt, less current portion	489,821	569,751
Deferred income tax liabilities	117,984	121,858
Other liabilities	568,440	577,380
Total liabilities	2,155,962	2,192,499
Stockholders’ equity	2,337,507	2,176,416
Total liabilities and stockholders’ equity	$4,493,469	$4,368,915

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

	Six Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$112,341	$144,118

Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(51,990)	(56,301)
Proceeds from sale of assets	33	51
Proceeds from business divestitures	44,896	600
Payments for short-term investments	-	(3,723)
Proceeds from sales of short-term investments	2,923	9,732
Net cash used in investing activities	(4,138)	(49,641)

Cash flows from financing activities:
Cash dividends paid	(31,453)	(28,327)
Proceeds from sales of treasury stock	49,717	43,087
Payments for repurchases of common stock	(79,493)	-
Borrowings on revolving lines of credit and short-term borrowings	1,350,200	1,539,100
Payments on revolving lines of credit and short-term borrowings	(1,306,100)	(1,397,800)
Payments of long-term debt and finance lease obligations	(473)	(75,472)
Net cash (used in) provided by financing activities	(17,602)	80,588
Effect of exchange rate changes on cash and cash equivalents	(8,730)	4,420
Net change in cash and cash equivalents	81,871	179,485
Cash and cash equivalents at beginning of year	282,270	137,447
Cash and cash equivalents at end of period	$364,141	$316,932

Woodward, Inc. and Subsidiaries
SEGMENT NET SALES AND NET EARNINGS
(Unaudited - in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net sales:
Aerospace	$561,729	$497,512	$1,055,611	$958,268
Industrial	321,900	337,831	600,743	663,805
Total consolidated net sales	$883,629	$835,343	$1,656,354	$1,622,073
Segment earnings*:
Aerospace	$124,616	$98,451	$219,341	$177,453
As a percent of segment net sales	22.2%	19.8%	20.8%	18.5%
Industrial	45,967	65,244	86,164	132,125
As a percent of segment net sales	14.3%	19.3%	14.3%	19.9%
Total segment earnings	170,583	163,695	305,505	309,578
Nonsegment expenses	(26,752)	(32,834)	(48,856)	(59,034)
EBIT	143,831	130,861	256,649	250,544
Interest expense, net	(10,868)	(10,237)	(21,832)	(20,200)
Consolidated earnings before income taxes	$132,963	$120,624	$234,817	$230,344

*This schedule reconciles segment earnings, which exclude certain costs, to consolidated earnings before taxes.

Payments for property, plant and equipment	$18,416	$14,489	$51,990	$56,301
Depreciation expense	$20,794	$20,607	$41,756	$40,833

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO ADJUSTED NET EARNINGS[1]
(Unaudited - in thousands, except per share amounts)

	Three Months Ended March 31,
	2025		2024
	Net Earnings	Earnings Per Share	Net Earnings	Earnings Per Share
Net earnings (U.S. GAAP)	$108,949	$1.78	$97,556	$1.56
Non-U.S. GAAP adjustments:
Product rationalization[a]	(11,163)	(0.18)	-	-
Business development activities[b]	3,793	0.06	1,664	0.03
Certain non-restructuring separation costs[b]	-	-	2,666	0.04
Tax effect of Non-U.S. GAAP net earnings adjustments	1,811	0.03	(1,061)	(0.01)
Total non-U.S. GAAP adjustments	(5,559)	(0.09)	3,269	0.06
Adjusted net earnings (Non-U.S. GAAP)	$103,390	$1.69	$100,825	$1.62

  Presented in the line item "Other (income) expense, net" in Woodward's Condensed Consolidated Statement of Earnings.
  Presented in item "Selling, general and administrative" expenses in Woodward's Condensed Consolidated Statement of Earnings.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO ADJUSTED NET EARNINGS[1]
(Unaudited - in thousands, except per share amounts)

	Six Months Ended March 31,
	2025		2024
	Net Earnings	Earnings Per Share	Net Earnings	Earnings Per Share
Net earnings (U.S. GAAP)	$196,040	$3.20	$187,600	$3.02
Non-U.S. GAAP adjustments:
Product rationalization[a]	(20,524)	(0.33)	-	-
Non-recurring gain related to a previous acquisition[a]	-	-	(4,803)	(0.08)
Business development activities[b]	7,310	0.12	5,902	0.10

Certain non-restructuring separation costs[b]	-	-	2,666	0.04
Tax effect of Non-U.S. GAAP net earnings adjustments	3,130	0.05	(729)	(0.01)
Total non-U.S. GAAP adjustments	(10,084)	(0.16)	3,036	0.05
Adjusted net earnings (Non-U.S. GAAP)	$185,956	$3.04	$190,636	$3.07

  Presented in the line item "Other (income) expense, net" in Woodward's Condensed Consolidated Statement of Earnings.
  Presented in item "Selling, general and administrative" expenses in Woodward's Condensed Consolidated Statement of Earnings.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF INCOME TAX EXPENSE TO ADJUSTED INCOME TAX EXPENSE[1]
(Unaudited - in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Income tax expense (U.S. GAAP)	$24,014	$23,068	$38,777	$42,744
Tax effect of Non-U.S. GAAP net income adjustments	(1,811)	1,061	(3,130)	729
Adjusted income tax expense (Non-U.S. GAAP)	$22,203	$24,129	$35,647	$43,473
Adjusted effective tax rate (Non-U.S. GAAP)	17.7%	19.3%	16.1%	18.6%

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBIT[1] AND ADJUSTED EBIT[1]
(Unaudited - in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net earnings (U.S. GAAP)	$108,949	$97,556	$196,040	$187,600
Income tax expense	24,014	23,068	38,777	42,744
Interest expense	11,889	11,530	24,230	22,966
Interest income	(1,021)	(1,293)	(2,398)	(2,766)
EBIT (Non-U.S. GAAP)	143,831	130,861	256,649	250,544
Total non-U.S. GAAP adjustments*	(7,370)	4,330	(13,214)	3,765
Adjusted EBIT (Non-U.S. GAAP)	$136,461	$135,191	$243,435	$254,309

*See Reconciliation of Net Earnings to Adjusted Net Earnings[1] table above for the list of Non-U.S. GAAP adjustments made in the applicable periods.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBITDA[1]AND ADJUSTED EBITDA[1]
(Unaudited - in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net earnings (U.S. GAAP)	$108,949	$97,556	$196,040	$187,600
Income tax expense	24,014	23,068	38,777	42,744
Interest expense	11,889	11,530	24,230	22,966
Interest income	(1,021)	(1,293)	(2,398)	(2,766)
Amortization of intangible assets	6,772	8,618	13,686	17,217
Depreciation expense	20,794	20,607	41,756	40,833
EBITDA (Non-U.S. GAAP)	171,397	160,086	312,091	308,594
Total non-U.S. GAAP adjustments*	(7,370)	4,330	(13,214)	3,765
Adjusted EBITDA (Non-U.S. GAAP)	$164,027	$164,416	$298,877	$312,359

*See Reconciliation of Net Earnings to Adjusted Net Earnings[1]table above for the list of Non-U.S. GAAP adjustments made in the applicable periods.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NONSEGMENT EXPENSES TO ADJUSTED NONSEGMENT EXPENSES[1]
(Unaudited - in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Nonsegment expenses (U.S. GAAP)	$26,752	$32,834	$48,856	$59,034
Product rationalization	11,163	-	20,524	-
Business development activities	(3,793)	(1,664)	(7,310)	(5,902)
Non-recurring gain related to a previous acquisition	-	-	-	4,803
Certain non-recurring separation costs	-	(2,666)	-	(2,666)
Adjusted nonsegment expenses (Non-U.S. GAAP)	$34,122	$28,504	$62,070	$55,269

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW[1]
(Unaudited - in thousands)

	Six Months Ended March 31,
	2025	2024
Net cash provided by operating activities (U.S. GAAP)	$112,341	$144,118
Payments for property, plant, and equipment	(51,990)	(56,301)
Free cash flow (Non-U.S. GAAP)	$60,351	$87,817

1Adjusted and Non-U.S. GAAP Financial Measures: Adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted income tax expense, adjusted effective tax rate, and adjusted nonsegment expenses exclude, as applicable (i) product rationalization, (ii) a non-recurring gain related to a previous acquisition, (iii) costs related to business development activities, and (iv) certain non-restructuring separation costs. The product rationalization adjustment pertains to gains related to the elimination of certain product lines. The Company believes that these excluded items are short‐term in nature, not directly related to the ongoing operations of the business, and therefore, the exclusion of them illustrates more clearly how the underlying business of Woodward is performing. Guidance with respect to non-U.S. GAAP measures as provided in this release excludes, as applicable, (i) product rationalization, and (ii) business development activities.

EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), free cash flow, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted income tax expense, adjusted effective tax rate, and adjusted nonsegment expenses are financial measures not prepared and presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Management uses EBIT and adjusted EBIT to evaluate Woodward’s operating performance without the impacts of financing and tax related considerations. Management uses EBITDA and adjusted EBITDA in evaluating Woodward’s operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. Management also uses free cash flow, which is derived from net cash provided by or used in operating activities less payments for property, plant, and equipment in reviewing the financial performance of Woodward’s various business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use EBIT, EBITDA, and free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of any of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because adjusted net earnings, adjusted earnings per share, EBIT, EBITDA, adjusted EBIT, and adjusted EBITDA exclude certain financial information compared with net earnings, the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Woodward’s calculations of EBIT, EBITDA, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, adjusted nonsegment expenses, and free cash flow may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures.

2Website, Facebook, X: Woodward has used, and intends to continue to use, its Investor Relations website, LinkedIn page, Facebook page, and X handle as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contact:	Dan Provaznik Director, Investor Relations 970-498-3849 Dan.Provaznik@woodward.com